EXHIBIT 10.2
WEC ENERGY GROUP, INC
NON-QUALIFIED STOCK OPTION AWARD TERMS AND CONDITIONS

2022

1.DEFINED TERMS

All capitalized terms used in this option and not otherwise defined herein are defined in the attached Appendix or in the WEC Energy Group Omnibus Stock Incentive Plan as amended and restated effective as of May 6, 2021 (the “Plan”).

2.OPTION GRANT

WEC Energy Group, Inc. (the “Company”) grants to the Employee an option to purchase shares of common stock of the Company (the “Common Stock”), the amount of which is specified in the notice of the grant, at an option price also specified in the notice. This option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.VESTING OF OPTION

Except as otherwise provided herein, this option shall be exercisable three years from the grant date and only prior to the Expiration Date (as defined in paragraph 4).

Notwithstanding the foregoing, this option shall become immediately exercisable upon the occurrence of any of the following events (the “Special Vesting Events”):
(i)the termination of the Employee’s employment with the Company or a subsidiary by reason of Retirement, Disability or death, or, if such termination of employment described herein occurs prior to the six month anniversary of the date of option grant, the six month anniversary of the date of option grant; or
(ii)the termination of Employee's employment with the Company or a subsidiary by the Company without Cause or by Employee for Good Reason, in either case within twenty-four (24) months following the occurrence of a Change in Control of the Company.
Any unvested shares are immediately forfeited upon the Employee’s cessation of employment with the Company or a subsidiary prior to the occurrence of a Special Vesting Event. However, the Committee may, in its discretion, vest options upon separation.
4.TERM OF OPTION

Subject to paragraph 6 below, all rights to exercise this option shall terminate on the Expiration Date which is the earliest of the following dates:

(i)three months after the Employee’s termination of employment with the Company or a subsidiary if such termination of employment occurs prior to (or not simultaneous with) the occurrence of a Special Vesting Event, or

(ii)ten years from the date of grant.

5.METHOD OF EXERCISE

This option may be exercised by appropriate notice in writing delivered to the Corporate Secretary of the Company, or by any other method approved by the Committee. The consideration to be paid for the shares to be issued upon exercise of the option may consist entirely of cash or check or combination thereof or by broker-assisted cashless exercise or such other consideration or method of payment for the issuance of shares as determined by the Committee, in all cases to the extent permitted by applicable law.

6.NON-TRANSFERABILITY; DEATH; DESIGNATED BENEFICIARY
This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution. This option is exercisable during the Employee’s lifetime only by the Employee.
If the Employee dies after termination of employment without any Special Vesting Event having occurred but during the option period and before the Expiration Date specified in paragraph 4 hereof, this option may be exercised, to the extent otherwise vested, in the manner described in paragraph 5 hereof, by the Employee’s “Designated Beneficiary” (defined below) or if none or if the Designated Beneficiary does not survive the Employee, by the Employee’s estate or the person to whom the option passes by will or the laws of descent and distribution, but only within a period of:
(a)two years after the Employee’s death, or

(b)ten years from the date of grant, whichever period is shorter.

To the extent that this option may be exercisable after the death of the Employee (whether before or after termination of employment), this option may be exercised by the “Designated Beneficiary” of the Employee. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Employee in a writing filed with the Committee in such form and at such time as the Committee may require. In the absence of a living Designated Beneficiary, any rights or benefits that would have been exercisable by or distributable to the Employee shall be exercised by or distributed to the legal representative of Employee’s estate or the person to whom the option passes by will or by the laws of descent and distribution. If a Designated Beneficiary who has survived the Employee dies before exercise of all rights option or before complete distribution of benefits under this option, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

7.REGISTRATION

If at any time during the option period the Company shall be advised by its counsel that shares deliverable upon exercise of the option are required to be registered under the Securities Act of 1933 (“Act”) or any state securities laws, or that delivery of the shares must be accompanied or preceded by a prospectus meeting the requirements of that Act or such state securities laws, the Company will use its best efforts to effect the registration or provide the prospectus not later than a reasonable time following each exercise of this option, but delivery of shares by the Company may be deferred until the registration is effected or the prospectus is available. The Employee shall have no interest in shares covered by this option until certificates for the shares are issued, or in lieu of certificates, shares are credited to the Employee’s account in the book-entry form.

8.ADJUSTMENTS

If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividend, stock split or similar transaction), the total number of shares then remaining subject to purchase hereunder shall be changed in proportion to the change in issued shares and the option price per share shall be adjusted so that the total consideration payable to the Company upon the purchase of all shares not theretofore purchased shall not be changed. If during the term of this option, the Common Stock of the Company shall be changed into another kind of stock or into securities of another corporation, cash, evidence of indebtedness, other property or any combination thereof (the “Acquisition Consideration”), whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Committee shall cause adequate provision to be made whereby the Employee shall thereafter be entitled to receive upon the due exercise of this option the Acquisition Consideration the Employee would have been entitled to receive for Common Stock acquired through exercise of this option immediately prior to the effective date of such transaction.

9.WITHHOLDING

The Company shall be entitled to satisfy any tax withholding obligations arising with respect to the exercise of this option in whole or in part by withholding a portion of shares to defray all or a portion of any applicable taxes, withholding the required amounts from other compensation payable to the Employee, or by such other method determined by the Committee (including, but not limited to, requiring a cash payment by Employee to the Company), in its discretion.

10.IMPACT ON OTHER BENEFITS
The income attributable to the exercise of this option shall not be includable as compensation or earnings for purposes of any other benefit plan or program offered by the Company or its subsidiaries.
11.PLAN GOVERNS

Notwithstanding anything in this option, the terms of this option shall be subject to the terms of the Plan, a copy of which may be obtained electronically through the website of the broker servicing the Plan or may otherwise be obtained from a member of the Executive Compensation & Benefits staff, and this option is subject to all interpretations, amendments, rules and regulations established by the Committee from time to time pursuant to the Plan. In the event of an express conflict between any term, provision or condition herein and those of the Plan, the terms, provisions or conditions of the Plan shall control. Any term, condition or provision on which this option is silent shall be governed and administered in accordance with the terms, conditions or provisions of the Plan.
APPENDIX
This is an appendix to the WEC Energy Group, Inc. Terms and Conditions governing an award of Non-Qualified Stock Options under the WEC Energy Group Omnibus Stock Incentive Plan as amended and restated effective as of May 6, 2021.
As used in the Terms & Conditions, the terminology set forth below shall have the following meanings:

(a)“Disability” means separation from the service of the Company or a subsidiary because of such illness or injury as renders the Employee unable to perform the material duties of the Employee’s job.
(b)“Retirement” means separation from the service of the Company or a subsidiary either at or after attainment of age 55 and completion of at least ten years of service or at or after age 60.
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